Exhibit 3.2                                           STATE OF NEW YORK
                                                      DEPARTMENT OF STATE
                                                      Filed December 14, 1981

                            CERTIFICATE OF AMENDMENT

                                       of

                          CERTIFICATE OF INCORPORATION

                                       of

                           NEW YORK COLOR WORKS, INC.

            (Pursuant to Section 805 of the Business Corporation Law)

            We, the undersigned, being the President and Secretary, respectively, of NEW YORK COLOR WORKS, INC. (hereinafter called the "Corporation"), do hereby certify that:

            FIRST:The name of the Corporation is NEW YORK COLOR WORKS, INC.

            SECOND: The date of filing the Certificate of Incorporation of the Corporation in the office of the Department of State is November 5, 1980.

            THIRD: The Certificate of Incorporation (of the corporation) is hereby amended (a) to change the name of the Corporation from "New York Color Works, Inc.", as set forth in Article 1, to "New York Film Works, Inc." and (b) to increase the number of shares which the Corporation shall have authority to issue from two hundred (200) shares no par value, as set forth in Article 2, to two thousand (2,000) shares of common stock, no par value.

            FOURTH: To accomplish the amendments as set forth in Article THIRD of this Certificate of Amendment:

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            (a) Article 1 of the Certificate of Incorporation is amended to read as follows:

                  "(1) The name of the corporation is NEW YORK FILM WORKS, INC."

            (b) Article 4 of the Certificate of Incorporation is amended to read as follows:

                  "(4) The aggregate number of shares which the corporation shall have the authority to issue is two thousand (2,000) shares of common stock, no par value."

      FIFTH: The above amendments to Articles 1 and 4 of the Certificate of Incorporation were authorized by the unanimous written consent of the holders of all outstanding shares entitled to vote thereon by resolution effective November 6, 1981.

      IN WITNESS WHEREOF, we have signed this Certificate this 30th day of November, 1981, and affirm that the statements made herein are true under the penalties of perjury.

                                        NEW YORK COLOR WORKS, INC.


                                        /s/ Peter J. Miller
                                        ---------------------------------------
                                        Peter J. Miller -- President


                                        /s/ Gerald Cohen
                                        ---------------------------------------
                                        Gerald Cohen -- Secretary